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                                                                    Exhibit 6.27

THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                                 FUTUREONE, INC.

                        WARRANT TO PURCHASE COMMON STOCK

         This certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hare & Co., as Trustees for Financial Institutions Retirement Fund (the "Holder"), is entitled to subscribe for and purchase Sixteen Thousand Six Hundred Sixty-Seven (16,667) shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock (as defined below) of FutureOne, Inc., a Nevada corporation (the "Company"), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

         As used herein, the term "Common Stock" shall mean the Company's presently authorized common stock, $.001 par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

         1. Term of Warrant. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time during the period beginning on the date hereof and ending on the fifth (5th) anniversary of the date hereof.

         2. Warrant Price. The initial exercise price of this Warrant is $1.00 per share, subject to adjustment from time to time pursuant to the provisions of
Section 5 hereof (the "Warrant Price").

         3. Method of Exercise; Payment; Issuance of New Warrant; Exercise. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased (the "Aggregate Exercise Price") either (i) by cash, check or wire transfer, (ii) by Cashless Exercise (as defined below) or (iii) by cancellation by the Holder of indebtedness of the Company to the Holder. The holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in
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part and, in lieu of making the cash payment or loan forgiveness otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

                  Net Number = (A x B) - (A x C)
                               -----------------
                                      B

                  For purposes of the foregoing formula:

                           A = the total number of shares with respect to which this Warrant is then being exercised.

                           B = the Market Price as of the date of the Exercise Notice. "Market Price" means, with respect to any security for any date of determination that price which shall be computed as the arithmetic average of the closing bid prices for such security on each of the five (5) consecutive trading days immediately preceding the date of notice requiring such determination (all such determinations to be appropriately adjusted for any stock dividend, stock split or similar transaction during the pricing period).

                           C = the Warrant Price then in effect for the applicable Warrant Shares at the time of such exercise.

The Company agrees that the shares purchased pursuant to this Section 3 shall be deemed to be issued to the Holder hereof or the designee of the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof or the designee of the Holder hereof within 15-days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder hereof within such 15-day period.

         4. Stock Fully Paid; Reservation of Shares. All Common Stock that may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, the full number of shares of Common Stock or other security then deliverable upon exercise of this Warrant.

                                       2
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         5. (a) Adjustment for Dividends in Other Stock and Property;
Reclassifications. In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

                                    (1) other or additional stock or other
                           securities or property (other than cash) by way of dividend,

                                    (2) any cash or other property paid or
                           payable out of any source, or

                                    (3) other or additional stock or other
                           securities or property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement,

(other than (x) shares of Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities), then and in each such case a holder, upon the exercise hereof as provided in Section 3, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such holder would hold on the date of such exercise if as of the date hereof (the "Issuance Date") such holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant, and had thereafter, during the period from the Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clause (2) and (3) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 5(a) and 5(b).

                  (b) Adjustment for Reorganization, Consolidation and Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) or reclassification of its securities after the Issuance Date, or the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey or exchange all or substantially all its assets to another corporation or entity, then and in each such case the holder of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, reclassification, consolidation, merger, conveyance or exchange, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 5(a), (b), (c) and (d); in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

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                  (c) Adjustment for Certain Dividends and Distributions. If the
Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) entitled to receive, a dividend or other distribution payable in additional shares of (x) Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities, then and in each such event

                        (1) the Warrant Price then in effect shall be decreased as of the time of the issuance of such additional shares or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Warrant Exercise Price shall be adjusted pursuant to this Section 5(c) as of the time of actual payment of such dividends or distributions; and

                        (2) the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, in inverse proportion to the decrease in the Warrant Price.

                  (d) Stock Split and Reverse Stock Split. If the Company at any time or from time to time effects a stock split or subdivision of the outstanding Common Stock, the Warrant Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Warrant Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 5(d) shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

         6. Notice of Adjustments. Whenever any adjustment is required to be made as provided in Section 5, the Company shall promptly notify the Holder, describing in reasonable detail the adjustment and method of calculation used.

                                       4
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         7. Fractional Shares. In the sole discretion of the Company, instead of any fraction of a share which would otherwise be issuable upon exercise of the Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), at the close of business on the date of exercise.

         8. Compliance with the Act. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act or any state securities laws.

         9.       Miscellaneous.

                  (a) No Rights as Stockholder. Except as otherwise specifically provided herein, no holder of this Warrant, solely by virtue of such holding, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of the shares of Common Stock which the Holder is then entitled to receive upon the due exercise of this Warrant.

                  (b) Replacement. On receipt of an executed Lost Warrant Affidavit in substantially the form annexed hereto as Exhibit B of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

                  (c) Notice. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given when delivered or telecopied or, if mailed, when mailed, if sent registered or certified, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

                  (d) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Arizona without regard to conflicts of law principles.

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         IN WITNESS WHEREOF, this Warrant is executed as of the 28th day of
December, 1999.

                                     FUTUREONE, INC., a Nevada corporation



                                     By:   /s/ Earl J. Cook
                                        ----------------------------------------

                                     Name:    Earl J. Cook
                                          --------------------------------------

                                     Title:   President
                                           -------------------------------------

                                     Date:   December 22, 1999
                                          --------------------------------------

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
                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:  FUTUREONE, INC.

         1. The undersigned hereby elects to purchase ____________ shares of Common Stock of FutureOne, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full in accordance with the provisions of the following section of the attached Warrant:

                           ___      Section 3(i)

                           ___      Section 3(ii)

                           ___      Section 3(iii)

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                     (Name)



                                    (Address)

         3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned will not offer, sell or otherwise dispose of any such shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities law.




                                               ---------------------------------
                                               Signature


                                      B-1
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                                    EXHIBIT B

                            FORM OF AFFIDAVIT OF LOSS

STATE OF                            )
                                    ) ss:
COUNTY OF                           )

         The undersigned (hereinafter "Deponent"), being duly sworn, deposes and says that:

         1. Deponent is an adult whose mailing address is:


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         2. Deponent is the recipient of a Warrant (the "Warrant") from
FutureOne, Inc. (the "Company"), dated as of December 28, 1999 for the purchase of 16,667 shares of Common Stock, par value $.001 per share, of the Company, at an exercise price of $1.00 per share.


         3. The Warrant has been lost, stolen, destroyed or misplaced, under the following circumstances:








         4. The Warrant was not endorsed.

         5. Deponent has made a diligent search for the Warrant, and has been unable to find or recover same, and Deponent was the unconditional owner of the Warrant at the time of loss, and is entitled to the full and exclusive possession thereof; that neither the Warrant nor the rights of Deponent therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever, and that no person, firm or corporation other than the Deponent has any right, title, claim, equity or interest in, to, or respecting the Warrant.

         6. Deponent makes this Affidavit for the purpose of requesting and inducing the Company and its agents to issue a new warrant in substitution for the Warrant.

         7. If the Warrant should ever come into the hands, custody or power of the Deponent or the Deponent's representatives, agents or assigns, the Deponent will immediately

                                      B-1
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and without consideration surrender the Warrant to the Company, its representatives, agents or assigns, its transfer agents or subscription agents for cancellation.

         8. The Deponent in its sole discretion shall either (i) indemnify and hold harmless the Company from any claim or demand for payment or reimbursement of any party arising in connection with the subject matter of this Affidavit or
(ii) provide the Company with a bond reasonable satisfactory to the Company in form and amount.

Signed, sealed and dated:
                         ------------------------





                                               ---------------------------------
                                               Deponent





Sworn to and subscribed before me this
     day of
----        -------------, ---------




----------------------------------------
Notary Public


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